EXHIBIT 99.1

Valero Energy Corporation Reports
Record First Quarter Earnings
Outlook for 2004 Remains Outstanding

SAN ANTONIO, April 28, 2004 — Valero Energy Corporation (NYSE: VLO) today reported record net income of $248.1 million, or $1.82 per share, for the first quarter of 2004, compared to net income of $170.4 million, or $1.51 per share, for the same period last year.

First quarter operating income for the company’s refining segment was $494.8 million, compared to $390.7 million for the same period last year. Refining operations in the first quarter benefited from higher throughput levels, primarily due to the acquisition of the St. Charles and Aruba refineries, record first quarter refined product margins in all of the company’s operating regions and improved sour crude discounts.

Operating income for the company’s retail segment was $34.7 million for the first quarter, compared to $46.8 million in the first quarter last year. The lower retail operating income was primarily attributable to lower throughput volumes in the Northeast system and weaker U.S. retail fuel margins.

“Our first quarter results were outstanding, especially given the fact that four of our refineries were down during the quarter for significant turnarounds,” said Bill Greehey, Valero’s Chairman of the Board and Chief Executive Officer. “We found out last week that we will be added to the S&P 500 Index at the close of business today, which is a testament to the growth and returns that we have delivered to our shareholders.

“With respect to operations, our most complex refineries, which process heavier sour crude oils, were particularly strong contributors in the first quarter, with Corpus Christi, Texas City, Benicia and St. Charles contributing over half of the total refining operating income. And, our Quebec refinery once again had an excellent quarter, contributing $105 million to operating income. Most of our turnaround work was completed by early March, which enabled us to take advantage of the strong gasoline margins and sour crude discounts that we saw during the month of March. In fact, over half of our net income for the first quarter was earned in March.

“Both of our recently acquired refineries, Aruba and St. Charles, are running very well and are quickly being upgraded and integrated into the Valero system. In addition, the new coker at our Texas City refinery, which was commissioned in the fourth quarter of 2003, is operating well and has significantly enhanced the profitability of that refinery. With these new facilities, we now have the capacity to process around 1.3 million barrels per day of sour crude oil, which means that nearly 70% of our crude throughputs are sour crudes. Given the abundance of sour crudes on the world market, increasing demand for sweet crude oils to make lower sulfur products and depressed prices for other heavy, high sulfur feedstocks such as residual fuel oil, we believe that sour crude discounts will remain favorable for an extended period of time.

“With respect to refined product fundamentals, gasoline margins remain at record levels. Gasoline demand is up 3 percent year to date and is at an all-time high, which has pushed gasoline inventories on a days-of-supply basis to the lowest level in three decades. Globally, gasoline inventories are also tight due to strong gasoline demand in Asia and low gasoline stocks in Europe. And, when you combine the effect of the lower vapor pressure requirements for summer grade gasoline with the new lower sulfur specifications in the U.S., we expect to see higher gasoline margins this summer in order to attract the imports necessary to meet demand. Distillate fundamentals have also strengthened considerably due to a combination of higher demand for on-road and agricultural diesel and increased exports. The market for petrochemical feedstocks also remains exceptionally strong with aromatics and propylene prices at record levels.

“As we look at the balance of 2004, it’s obvious that this is going to be another year of record earnings for us. It is also just as obvious that 2004 earnings estimates for Valero continue to be significantly too low.

“For the second quarter, the current First Call consensus estimate is $1.83 per share, which is in line with what we earned in the first quarter. Second quarter estimates do not reflect the significantly improved margin environment as compared to the first quarter. For example, the forward curve for the Gulf Coast gasoline margin for the second quarter is currently over $11.00 per barrel, which compares to the first quarter average of $8.22 per barrel. West Coast gasoline margins are also exceptionally strong, averaging well over $20 per barrel in April. In addition, our benchmark sour crude discount is $1 per barrel better than the average for the first quarter. And, with all of our plants in full operation, throughputs are projected to be 2.2 million barrels per day in the second quarter, or about 15 percent higher than they were in the first quarter. In this environment, Valero would earn well over $3.00 per share in the second quarter, which is more than $1 per share higher than the current First Call consensus estimate,” said Greehey.

Valero’s senior management will hold a conference call at 11:00 a.m. ET (10:00 a.m. CT) today, April 28, to discuss this earnings release. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenues of more than $38 billion. The company currently owns and operates 15 refineries throughout the United States, Canada and the Caribbean. Valero’s refineries have a combined throughput capacity of approximately 2.4 million barrels per day, which represents approximately 10 percent of the total U.S. refining capacity. Valero is also one of the nation’s largest retail operators with over 4,500 retail outlets in the United States, Canada and the Caribbean under various brand names including Diamond Shamrock, Ultramar, Valero, and Beacon.

Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the company’s web site at http://www.valero.com. These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, hostilities in oil producing regions, adverse rulings in litigation and potential delays or other changes in work and repair schedules. The company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or which the company becomes aware of after the date of this release or to reflect the occurrence of unanticipated events.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
STATEMENT OF INCOME DATA:
Operating Revenues	$11,081.5	$9,693.1

Costs and Expenses:
Cost of Sales	9,758.9	8,582.7
Refining Operating Expenses	496.4	389.2
Retail Selling Expenses	165.1	171.2
Administrative Expenses	83.2	74.8
Depreciation and Amortization Expense	140.7	117.1

Total Costs and Expenses	10,644.3	9,335.0

Operating Income	437.2	358.1
Equity in Earnings of Valero L.P. (1)	9.8	1.5
Other Income (Expense), Net	(0.1)	0.3
Interest and Debt Expense:
Incurred	(71.1)	(79.0)
Capitalized	9.3	3.9
Minority Interest in Net Income of Valero L.P. (1)	—	(2.4)
Distributions on Preferred Securities of Subsidiary Trusts	—	(7.5)

Income Before Income Tax Expense	385.1	274.9
Income Tax Expense	137.0	104.5

Net Income	248.1	170.4
Preferred Stock Dividends	3.1	—

Net Income Applicable to Common Stock	$245.0	$170.4

Earnings per Common Share	$1.95	$1.58
Weighted Average Common Shares Outstanding (in millions)	125.8	107.7
Earnings per Common Share — Assuming Dilution	$1.82	$1.51
Weighted Average Common Equivalent Shares Outstanding (in millions)	136.1	112.8

	March 31,	December 31,
BALANCE SHEET DATA:	2004	2003
Cash	$239.0	$369.2
Total Debt	$4,883.3	$4,245.1
Debt-to-Capitalization Ratio (net of cash) (2)	41.9%	40.3%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Operating Income (Loss) by Business Segment:
Refining	$494.8	390.7

Retail:
U.S.	3.1	7.5
Northeast	31.6	39.3

Total Retail	34.7	46.8

Total Before Administrative	529.5	437.5
Administrative	(92.3)	(79.4)

Total	$437.2	$358.1

Depreciation and Amortization by Business Segment:
Refining	$117.0	$100.0

Retail:
U.S	9.0	7.5
Northeast	5.6	5.0

Total Retail	14.6	12.5

Total Before Administrative	131.6	112.5
Administrative	9.1	4.6

Total	$140.7	$117.1

Earnings Before Interest, Taxes, Depreciation and Amortization (3)	$587.6	$468.7
Operating Highlights:
Refining:
Throughput Volumes (Mbbls per Day)	1,939	1,702
Throughput Margin per Barrel	$6.28	$5.75
Operating Costs per Barrel:
Refining Operating Expenses	$2.81	$2.54
Depreciation and Amortization	0.67	0.66

Total Operating Costs per Barrel	$3.48	$3.20

Charges:
Crude Oils:
Sour	44%	46%
Sweet	34	35

Total Crude Oils	78	81
Residual Fuel Oil	5	4
Other Feedstocks and Blendstocks	17	15

Total Charges	100%	100%

Yields:
Gasolines and Blendstocks	50%	53%
Distillates	29	29
Petrochemicals	4	3
Lubes and Asphalts	3	4
Other Products	14	11

Total Yields	100%	100%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Refining Operating Highlights by Region: (4)
Gulf Coast: (5)
Operating Income	$272.8	$135.9
Throughput Volumes (Mbbls per Day)	1,007	765
Throughput Margin per Barrel	$6.56	$5.39
Operating Costs per Barrel:
Refining Operating Expenses	$2.91	$2.75
Depreciation and Amortization	0.67	0.67

Total Operating Costs per Barrel	$3.58	$3.42

Mid-Continent:
Operating Income	$47.5	$39.5
Throughput Volumes (Mbbls per Day)	289	256
Throughput Margin per Barrel	$4.99	$4.96
Operating Costs per Barrel:
Refining Operating Expenses	$2.63	$2.63
Depreciation and Amortization	0.55	0.61

Total Operating Costs per Barrel	$3.18	$3.24

Northeast:
Operating Income	$122.0	$119.2
Throughput Volumes (Mbbls per Day)	387	368
Throughput Margin per Barrel	$5.78	$5.68
Operating Costs per Barrel:
Refining Operating Expenses	$1.78	$1.58
Depreciation and Amortization	0.53	0.50

Total Operating Costs per Barrel	$2.31	$2.08

West Coast:
Operating Income	$52.5	$96.1
Throughput Volumes (Mbbls per Day)	256	313
Throughput Margin per Barrel	$7.41	$7.34
Operating Costs per Barrel:
Refining Operating Expenses	$4.18	$3.09
Depreciation and Amortization	0.98	0.83

Total Operating Costs per Barrel	$5.16	$3.92

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Retail — U.S.:
Company — Operated Fuel Sites (Average)	1,137	1,248
Fuel Volumes (Gallons per Day per Site)	4,513	4,272
Fuel Margin per Gallon	$0.095	$0.121
Merchandise Sales	$216.8	$214.8
Merchandise Margin (Percentage of Sales)	28.8%	28.7%
Margin on Miscellaneous Sales	$23.1	$21.8
Selling Expenses	$118.1	$126.5
Retail — Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,392	3,706
Fuel Margin per Gallon	$0.233	$0.237
Merchandise Sales	$30.6	$24.4
Merchandise Margin (Percentage of Sales)	23.5%	21.5%
Margin on Miscellaneous Sales	$5.0	$4.7
Selling Expenses	$47.0	$44.7
Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$35.24	$34.07
WTI Less Sour Crude Oil (6)	$3.73	$3.28
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$1.09	$0.82
WTI less Maya Crude Oil	$9.38	$7.64
Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$8.22	$5.81
No. 2 Fuel Oil Less WTI	$2.65	$5.20
Propylene Less WTI	$9.15	$1.93
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$8.33	$6.13
Low-Sulfur Diesel Less WTI	$4.09	$6.04
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$8.69	$5.50
No. 2 Fuel Oil Less WTI	$4.02	$8.10
Lube Oils Less WTI	$24.31	$19.02
U.S. West Coast:
CARBOB 87 Gasoline Less ANS (7)	$16.55	$14.37
Low-Sulfur Diesel Less ANS	$9.92	$7.15

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

(1)	On March 18, 2003, Valero Energy Corporation’s ownership interest in Valero L.P. decreased from approximately 73.6% to approximately 49.5%. As a result of this decrease in ownership of Valero L.P., combined with certain other corporate governance changes, Valero Energy Corporation ceased consolidating Valero L.P. as of that date and began using the equity method to account for its investment in the partnership.

(2)	The following is a reconciliation of the debt-to-capitalization ratio. This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	March 31,	December 31,
	2004	2003
Debt:
Debt, including current maturities, short-term debt and capital lease obligations, per the balance sheet	$4,883.3	$4,245.1
Less: Cash and temporary cash investments	(239.0)	(369.2)

Total debt (net of cash)	4,644.3	3,875.9

Stockholders’ equity	6,438.9	5,735.2

Total capitalization	$11,083.2	$9,611.1

Debt-to-capitalization ratio (net of cash)	41.9%	40.3%

(3)	The following is a reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended
	March 31,
	2004	2003
Pre-tax income	$385.1	$274.9
Depreciation and amortization expense	140.7	117.1
Interest and debt expense, net	61.8	75.1
Other amortizations	—	1.6

Total EBITDA	$587.6	$468.7

Valero Energy Corporation utilizes EBITDA as a financial measure, which is not defined in United States generally accepted accounting principles. Management uses this measure because it is a widely accepted financial indicator used by investors to measure performance. EBITDA is not intended to represent an alternative to net income, and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

(4)	The regions depicted herein contain the following refineries: Gulf Coast-Corpus Christi East and West Refineries, Texas City Refinery, Houston Refinery, Three Rivers Refinery, Krotz Springs Refinery, St. Charles Refinery and Aruba Refinery; Mid-Continent-McKee Refinery, Ardmore Refinery and Denver Refinery; Northeast-Quebec Refinery and Paulsboro Refinery; and West Coast-Benicia Refinery and Wilmington Refinery.

(5)	The information presented for the three months ended March 31, 2004, includes the operations of the Aruba Refinery and certain related businesses commencing on March 5, 2004, the date of Valero’s acquisition of these facilities from El Paso Corporation. Throughput volumes for the Gulf Coast region for the three months ended March 31, 2004 are based on a 91-day quarter, which results in 64 Mbbls per day being included for Aruba. Throughput volumes for Aruba for the 27 days of its operations during the quarter averaged 216 Mbbls per day.

(6)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.

(7)	For the three months ended March 31, 2003, the posted price included herein reflects the inclusion of MTBE as a blending component. Prices for products meeting such specifications ceased to be available subsequent to October 31, 2003; therefore, posted prices for comparable products meeting new specifications required in this region are now being provided.